SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

OREGON PACIFIC BANCORP
(Exact name of registrant as specified in its charter)

Oregon	71-0918151
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1355 Highway 101
Florence, OR 97439
(Address of principal executive offices)

(541) 997-7121
Registrant's telephone number, including area code

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2006, the Board of Directors of Oregon Pacific Bancorp (the “Company”) approved the Oregon Pacific Bancorp Director Non-Employee Deferred Compensation Plan (the "Plan"). The Plan allows directors to defer the payment of all or a portion of fees earned.

Item 9.01 Financial Statements and Exhibits

d) Exhibits:

Exhibit No.	Description

10.1	Director Non-Employee Deferred Compensation Plan dated December 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

OREGON PACIFIC BANCORP

By:	/s/ Joanne Forsberg
Joanne Forsberg
Secretary and Chief Financial Officer

December 21, 2006